Exhibit 99.1
NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	December 16, 2010

Uranium Energy Corp Added to S&P/TSX Global Mining Index

Corpus Christi, TX - December 16, 2010 - Uranium Energy Corp (NYSE-AMEX: UEC, the "Company") is pleased to announce that the Company is being added to the S&P/TSX Global Mining Index effective at the market open on Monday, December 20, 2010. The S&P/TSX Global Mining Index is designed to provide an investable representative index of the world's leading publicly-traded mining companies.

Amir Adnani, President and CEO of Uranium Energy, commented, "Addition to the S&P/TSX Global Mining Index is a very important achievement for Uranium Energy, one that follows our addition to the Russell 2000/3000 Indexes during the past two years. It reflects the progress we have made this year including advancing our growth plans as the newest uranium producer in the U.S. We will continue to work to build the value of the Company as well as its following within the investment community."

About the S&P/TSX Global Mining Index

The S&P/TSX Global Mining Index is a dynamic international benchmark tracking the world's leading mining companies. It aims to offer investors wide exposure to the world's mining markets by providing an investable representative index of publicly-traded international mining companies.

The Index is comprised of the world's leading mining issuers with holdings and projects all over the globe. The Index provides investors with both diverse geographic exposure to mining companies and broad-based exposure to metals and minerals.

Eligibility criteria include certain levels for market capitalization and liquidity, among other requirements.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which has just initiated production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the final stages of mine permitting for production.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this new release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. 'This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.